Exhibit 10.13

EXECUTION VERSION

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED
WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

THIRD AMENDMENT TO MASTER LOAN AGREEMENT AND LOAN DOCUMENTS

THIS THIRD AMENDMENT TO MASTER LOAN AGREEMENT AND LOAN DOCUMENTS (this “Third Amendment”) is dated as of February 14, 2024 (the “Third Amendment Effective Date”), by and among MPF GREENWICH LENDER LLC, a Delaware limited liability company (successor-in-interest to MACQUARIE PF INC., a Delaware corporation), with an address at 125 West 55th Street, New York, New York 10019 (together with its successors and/or assigns, “Lender”), TPHGREENWICH OWNER LLC, a Delaware limited liability company with an address at [***] (“Borrower”), TRINITY PLACE HOLDINGS INC., a Delaware corporation, having an address at 340 Madison Avenue, 3rd Floor, Suite 3C, New York, New York 10173 (“Trinity Guarantor”), and [***] (the parties in clauses (i) through (vi) are collectively and jointly and severally referred to herein as the “[***] Guarantors”; and together with the Trinity Guarantor, collectively, “Guarantors”, and each, a “Guarantor”).

R E C I T A L S:

A.Pursuant to (w) that certain Master Loan Agreement, dated as of October 22, 2021 (the “Closing Date”), as amended by that certain First Amendment to Master Loan Agreement and Loan Documents, dated as of November 30, 2022 but effective as of September 28, 2022, as further amended by that certain Second Amendment to Master Loan Agreement and Loan Documents, dated as of May 22, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Original Loan Agreement”), (x) that certain Amended and Restated Building Loan Agreement, dated as of the Closing Date, as amended by that certain First Amendment to Amended and Restated Building Loan Agreement, dated as of November 30, 2022, but effective as of September 28, 2022, as further amended by that certain Second Amendment to Amended and Restated Building Loan Agreement, dated as of the date hereof (as may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Building Loan Agreement”), (y) that certain Project Loan Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Project Loan Agreement”) and (z) that certain Additional Project Loan Agreement, dated as of the Third Amendment Effective Date (as may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Additional Project Loan Agreement”; together with the Original Loan Agreement, Building Loan Agreement and Project Loan Agreement, collectively, the “Loan Agreements”), each between Borrower and Lender, Lender made (i) a term loan in the principal amount of Twenty Eight Million Nine Hundred Sixty One Thousand Nine Hundred Forty Five and 00/100 Dollars ($28,961,945.00) (the “Term Loan”), (ii) a building loan in the principal amount of up to One Hundred Twenty Eight Million One Hundred Ninety Seven Thousand Eight Hundred Seventy

Eight and 00/100 Dollars ($128,197,878.00), as reduced to One Hundred Twenty-Five Million Three Hundred Forty-Seven Thousand Eight Hundred Seventy-Eight and 00/100 Dollars ($125,347,878.00) pursuant to this Third Amendment (the “Building Loan”), (iii) a project loan in the principal amount of up to Nine Million Five Hundred Forty Thousand One Hundred Seventy Seven and 00/100 Dollars ($9,540,177.00) (the “Project Loan”) and (iv) an additional project loan in the principal amount of up to Two Million Eight Hundred Fifty Thousand and 00/100 Dollars ($2,850,000.00) (the “Additional Project Loan”, together with Term Loan, Building Loan and Project Loan, collectively the “Loan” or “Loans”), which Loans are evidenced by (i) that certain Amended, Restated and Consolidated Term Loan Promissory Note, dated as of the Closing Date, in the principal amount of $28,961,945.00 (the “Term Loan Note”), (ii) that certain Amended, Restated and Consolidated Building Loan Promissory Note, dated as of the Closing Date, in the principal amount of up to $128,197,878.00 (the “Building Loan Note”), (iii) that certain Project Loan Promissory Note, dated as of the Closing Date, in the principal amount of up to $9,540,177.00 (the “Project Loan Note”) and (iv) that certain Additional Project Loan Promissory Note, dated as of the Third Amendment Effective Date, in the principal amount of up to $2,850,000.00 (the “Additional Project Loan Note”; together with the Term Loan Note, Building Loan Note and Project Loan Note, as the same may be amended or modified from time to time, collectively, the “Note”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Original Loan Agreement (as amended pursuant to this Third Amendment).

B.The Loan is secured, inter alia, by Borrower’s interest in and to that certain real property located in the City of New York, County of New York and State of New York and more particularly described in Exhibit A attached to the Mortgage described below (collectively, the “Premises”), as evidenced by (i) that certain Amended, Restated and Consolidated Term Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date (the “Term Loan Mortgage”), (ii) that certain Amended, Restated and Consolidated Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date (the “Building Loan Mortgage”), (iii) that certain Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date (the “Project Loan Mortgage”), and (iv) that certain that certain Additional Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Third Amendment Effective Date (the “Additional Project Loan Mortgage”; together with the Term Loan Mortgage, the Building Loan Mortgage and the Project Loan Mortgage, as the same may be amended or modified from time to time, collectively, the “Mortgage”).

C.Borrower has requested, and Lender has agreed (subject to the terms and conditions set forth herein), to amend the Loan Documents.

D.Therefore, the parties now desire to amend the Original Loan Agreement and the Loan Documents on the terms and conditions set forth in this Third Amendment.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Conditions Precedent.  Lender’s execution of this Third Amendment shall be conditioned upon satisfaction of the following condition precedents, as reasonably determined by Lender:

(a)Execution and delivery of this Third Amendment and all other amendments and/or restatements of Loan Documents required in connection herewith by Borrower, Guarantors, and Lender;

(b)Lender shall have received and approved fully executed originals of the Completion Guaranty, the Interest Guaranty, the Supplemental Recourse Carveout Agreement and the Supplemental Environmental Indemnity Agreement, each dated as of the Third Amendment Effective Date, by the [***] Guarantors.

(c)Lender shall have received and approved fully executed originals of the Pledge and Security Agreement, dated as of the Third Amendment Effective Date, by the sole member of Borrower.

(d)All fees and expenses payable to Lender pursuant to the Original Loan Agreement and the other Loan Documents, including reasonable actual out-of-pocket expenses incurred by Lender in connection with this Third Amendment shall have been paid by Borrower to Lender, in full;

(e)Borrower shall, at Borrower’s sole cost and expense, have extended its existing Interest Rate Cap agreement or entered into a new Interest Rate Cap Agreement which expires no later than twelve (12) months from the Third Amendment Effective Date, which Interest Rate Cap Agreement is in respect of a notional amount based on the sliding scale of paydown set forth on Exhibit A attached hereto (as may be updated for subsequent years as reasonably agreed between Borrower and Lender), a strike price of 5.50%, and is otherwise substantially on the same terms set forth in Section 8.17 of the Loan Agreement.

(f)Borrower shall have paid to Lender (i) accrued and unpaid interest through the Third Amendment Effective Date in the amount of $6,803,310.93 and (ii) PIK Interest on the Loan in an amount equal to $4,500,000.00 pursuant to the terms of the Loan Agreement (prior to giving effect to this Third Amendment);

(g)Borrower shall have repaid to Lender all Protective Advances (as such term is defined in the Forbearance Agreement (as defined below)) in the amount of $368,011.25 (together with accrued and unpaid interest thereon equal to $17,840.86 and calculated at the interest rate applicable to Protective Advances under that certain Forbearance Agreement, dated as of September 1, 2023, between Lender and Borrower (as amended, the “Forbearance Agreement”)), and $1,300,433.86 pursuant to that certain Protective Advance Letter, dated as of December 20, 2023, between Lender and Borrower, both of which shall be paid using proceeds from the Additional Project Loan;

(h)Borrower shall have deposited the amount of $3,500,000.00 into the Carry Cost Reserve Account and the amount of $2,500,000.00 into the Interest Reserve Account;

(i)Lender shall have approved the updated budget for the Project attached hereto as Exhibit B (the “Updated Approved Budget”); and

(j)The prior written consent of Mezzanine Lender to this Third Amendment has been obtained pursuant to Mezzanine Lender’s acknowledgment of this Third Amendment.

(k)Lender shall have received a written waiver by Mezzanine Administrative Agent and Mezzanine Lender of all “Events of Default” under the Mezzanine Loan Agreement;

(l)Lender shall have approved and received a fully-executed Mezzanine Loan Amendment (as hereinafter defined);

(m)Lender and Mezzanine Lender shall have entered into an amendment to the Intercreditor Agreement, in form and substance acceptable to Lender; and

(n)Mezzanine Lender shall have terminated that certain Pledge and Security Agreement, dated as of October 22, 2021, from TPHGreenwich Mezz LLC, a Delaware limited liability company, for the benefit of Mezzanine Lender, and in connection therewith, shall have provided evidence reasonably satisfactory to Lender that Mezzanine Lender has cancelled the limited liability company certificate delivered in connection therewith and terminated the UCC financing statement filed in connection therewith;

(o)Lender shall have received and approved fully executed originals of the Pledge and Security Agreement, dated as of the Third Amendment Effective Date, by TPHGreenwich Mezz LLC, a Delaware limited liability company, together with the original limited liability company certificate and all other documents required to be delivered pursuant thereto.

Lender’s execution and delivery of this Third Amendment shall be deemed to evidence satisfaction of the foregoing conditions.

2.Loan Assignment. As of the Third Amendment Effective Date, Macquarie PF Inc., a Delaware corporation, assigned all of its right, title and interest in and to the Loan to MPF Greenwich Lender LLC, a Delaware limited liability company.  From and after the Third Amendment Effective Date, any and all references to Macquarie PF Inc., Lender and/or Administrative Agent under the Loan Documents shall refer to MPF Greenwich Lender LLC, a Delaware limited liability company.

3.Amendments to Original Loan Agreement.

(a)Existing Definitions.  Section 1.1 of the Original Loan Agreement is hereby amended by deleting the definitions of Mezzanine Pledgor, Milestone Construction Hurdle, Milestone Deadline, Qualified Real Estate Investor, Quarterly Sales Hurdle, Quarterly Sales Hurdle Shortfall Payment, Sales Hurdle Period, Sales Hurdle Surplus Amount and Sales Hurdle Threshold Amount.

(b)Existing Definitions.  Section 1.1 of the Original Loan Agreement is hereby amended by deleting the corresponding definitions and replacing such definitions with the following:

“Assignment of Leases and Rents” means collectively, the Term Loan Assignment of Leases and Rents, the Building Loan Assignment of Leases and Rents, the Project Loan Assignment of Leases and Rents and the Additional Project Loan Assignment of Leases and Rents.

“Benchmark Replacement Rate” shall mean the sum of (i) the applicable Benchmark Replacement in the event that such Benchmark Replacement has replaced the prior Benchmark pursuant to Section 2.8(a)(iv) hereof and (ii) seven and one-half percent (7.5%); provided that in no event will the Benchmark Replacement Rate be less than seven and three-quarters of one percent (7.75%); provided, however, (a) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Ninety-One Million and 00/100 Dollars ($91,000,000.00), clause (ii) shall be decreased to six and three-quarters of one percent (6.75%), provided that in no event will the Benchmark Replacement Rate be less than seven percent (7.00%), (b) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Seventy Million and 00/100 Dollars ($70,000,000.00), clause (ii) shall be decreased to five and one-half of one percent (5.50%), provided that in no event will the Benchmark Replacement Rate be less than five and three-quarters of one percent (5.75%) and (c) commencing on the first day of the Interest Period immediately after the Project achieves Final Completion, the then applicable Benchmark Replacement Rate shall be decreased by fifty (50) basis points.”

“Building Loan Note” means that certain Second Amended and Restated Building Loan Promissory Note, dated the Third Amendment Effective Date, executed and delivered by Borrower to Lender in the original principal amount of up to One Hundred Twenty-Five Million Three Hundred Forty-Seven Thousand Eight Hundred Seventy-Eight and 00/100 Dollars ($125,347,878.00), as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time.

“Carry Costs” means, without duplication, Impositions, real estate taxes, assessments (including common charges with respect to the Condominium), municipal charges, insurance premiums, all costs for professionals and construction-related consultants (other than payments due to the general contractor), including but not limited to construction expeditors, FF&E, legal fees, sales and marketing costs, other consultant costs, building operations costs, leasing commissions, soft costs contingency, and any other carrying costs necessary or reasonably desirable to own and operate the Mortgaged Property as reasonably determined by Lender.

“Cash Collateral Account” means the account bearing account no. 762509682 established at the Cash Collateral Bank and further described in the Cash Collateral Account Agreement.

“Cash Collateral Account Agreement” means that certain Cash Management Agreement, to be entered into in a form reasonably acceptable to Borrower, Lender and Cash Management Bank after the Third Amendment Effective Date, among Borrower, Lender and Cash Collateral Bank, as the same may be amended from time to time.

“Cash Collateral Bank” means JPMorgan Chase Bank.

Completion Date” means December 31, 2024, as the same may be extended due to Force Majeure in accordance with this Agreement.

“Completion Guaranty” means the Guaranty of Completion and Payment dated as of the Third Amendment Effective Date, from Indemnitor for the benefit of Lender, as amended from time to time.

“Disbursement to Borrower” or “Disbursement” means the disbursement of Funds by Lender to Borrower in accordance with the applicable provisions of this Agreement, from the Loan Reserve, Carry Cost Reserve Account, Interest Reserve Account, PIK Interest Reserve Account or as a Loan Advance.

“Extension Fee” means an extension fee equal to one-quarter of one percent (0.25%) of the principal balance of the Loan outstanding as of the Initial Extended Maturity Date.

“Funds” means the proceeds of the Loan, Required Equity and any other amounts in the Loan Reserve, PIK Interest Reserve Account, Interest Reserve Account or Carry Cost Reserve Account.

“Indemnitor” means individually and/or collectively, as the context may require, [***].

“Interest Period” means with respect to any Payment Date, the period commencing on and including the fifteenth (15th) day of the preceding calendar month and ending on and including the fourteenth (14th) day of the calendar month in which such Payment Date occurs; provided that, if any such Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; provided further, that Lender, no more than once during the term of the Loan, may change the Interest Period upon not less than thirty (30) days prior written notice to Borrower, but may not shorten the Maturity Date.

“Loan” means collectively, the Term Loan, the Building Loan, the Project Loan and the Additional Project Loan made by Lender to Borrower under this Agreement and the other Loan Documents and all other amounts secured by the Loan Documents.

“Loan Advance” means Building Loan Advances, Project Loan Advances and Additional Project Loan Advances.

“Mezzanine Note” means that certain Second Amended and Restated Mezzanine Promissory Note, dated as of the Third Amendment Effective Date, in the original principal amount of $60,761,515.70 made by Mezzanine Borrower to Mezzanine Lender, as the foregoing may be amended, supplemented or otherwise modified from time to time, subject to the limitations and agreements contained in this Agreement.

“Mezzanine Pledge Agreement” means that certain Pledge and Security Agreement, dated as of October 22, 2021, by Mezzanine Borrower in favor of Mezzanine Lender.

“Note” or “Notes” means collectively, the Term Loan Note, the Project Loan Note and the Building Loan Note, each of even date herewith and the Additional Project Loan Note, dated as of the Third Amendment Effective Date, each executed and delivered by Borrower in the aggregate maximum principal amount of One Hundred Sixty Six Million Seven Hundred Thousand and 00/100 Dollars ($166,700,000.00), as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time in accordance with the terms hereof.

“Operating Account” means an operating account established, maintained by and under the exclusive dominion and control of Borrower at a financial institution selected by Lender (subject to Borrower’s approval, not to be unreasonably withheld, conditioned or delayed), which financial institution must meet the Rating Criteria. As of the Third Amendment Effective Date, the Operating Account shall be maintained at Webster Bank.

“Payment Date” means the fifteenth (15th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day; provided that, once during the term of the Loan, Lender may change the Payment Date upon not less than thirty (30) days prior written notice to Borrower; provided further, that the Maturity Date shall not be sooner than provided herein, nor may any Interest Period be extended beyond the Maturity Date.

“PIK Balance Trigger” means an amount equal to Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00).

“Prime Rate” shall mean, with respect to each Interest Period, the per annum rate of interest equal to the greater of (i) the sum of the Prime Index Rate plus the Prime Rate Spread, and (ii) seven and one-half percent (7.5%); provided that in no event will the Prime Rate be less than seven and three-quarters of one percent (7.75%); provided, however, (a) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Ninety-One Million and 00/100 Dollars ($91,000,000.00), clause (ii) shall be decreased to six and three-quarters of one percent (6.75%), provided that in no event will the Prime Rate be less than seven percent (7.00%), (b) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Seventy Million and 00/100 Dollars ($70,000,000.00), clause (ii) shall be decreased to five and one-half of one percent (5.50%), provided that in no event will the Prime Rate be less than five and three-quarters of one percent (5.75%) and (c) commencing on the first day of the Interest Period immediately after the Project achieves Final Completion, the then applicable Prime Rate shall be decreased by fifty (50) basis points.”

“Prime Rate Spread” shall mean, in connection with any conversion of the Loan in accordance with the terms hereof to a Prime Rate Loan, the difference (expressed as the number of basis points and determined at the time of such conversion) between (a)(i) if the Loan is converted from a Term SOFR Rate Loan to a Prime Rate Loan, the sum of (x) Term SOFR, determined as of the Determination Date for which Term SOFR was last applicable to the Loan, plus (y) seven and one-half percent (7.5%); provided, however, (A) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Ninety-One Million and 00/100 Dollars ($91,000,000.00), clause (y) shall be decreased to six and three-quarters of one percent (6.75%), (B) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Seventy Million and 00/100 Dollars ($70,000,000.00), clause (y) shall be decreased to five and one-half of one percent (5.50%), and (C) commencing on the first day of the Interest Period immediately after the Project achieves Final Completion, the then applicable Prime Rate Spread shall be decreased by fifty

(50) basis points, or (ii) if the Loan is converted from a Benchmark Replacement to a Prime Rate Loan, the sum of (x) the Benchmark Replacement, determined as of the Determination Date for which the Benchmark Replacement was last applicable to the Loan, plus (y) seven and one-half percent (7.5%); provided, however, (A) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Ninety-One Million and 00/100 Dollars ($91,000,000.00), clause (y) shall be decreased to six and three-quarters of one percent (6.75%), (B) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Seventy Million and 00/100 Dollars ($70,000,000.00), clause (y) shall be decreased to five and one-half of one percent (5.50%), and (C) commencing on the first day of the Interest Period immediately after the Project achieves Final Completion, the then applicable Prime Rate Spread shall be decreased by fifty (50) basis points minus (b) the Prime Index Rate as of such Determination Date; provided, however, that if such difference is a negative number, then the Prime Rate Spread shall be zero.

“Project Loan” means that certain loan evidenced by the Project Loan Note in the maximum principal amount of up to Nine Million Five Hundred Forty Thousand One Hundred Seventy Seven and 00/100 Dollars ($9,540,177.00) made by Lender to Borrower to finance certain Soft Costs (including SCA Late Charges), which Project Loan is secured by, among other things, the Project Loan Mortgage.

“Sales Agent” means Core Group Marketing LLC.

“Sales Agreement” means that certain Sales and Marketing Agreement, dated as of May 31, 2023, by and between Sales Agent and Borrower.

“Term SOFR Rate” shall mean a fluctuating rate per annum equal to Term SOFR plus seven and one-half percent (7.5%); provided, however, in no event shall the Term SOFR Rate be deemed to be less than seven and three-quarters of one percent (7.75%); provided, however, (i) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Ninety-One Million and 00/100 Dollars ($91,000,000.00), the Term SOFR Rate shall mean a fluctuating rate per annum equal to Term SOFR plus six and three-quarters of one percent (6.75%); provided, however, in no event shall the Term SOFR Rate be deemed to be less than seven percent (7.00%), (ii) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Seventy Million and 00/100 Dollars ($70,000,000.00), the Term SOFR Rate shall mean a fluctuating rate per annum equal to Term SOFR plus five and one-half of one percent (5.50%); provided, however, in no event shall the Term SOFR Rate be deemed to be less than five and three-quarters of one percent (5.75%) and (iii) commencing on the first day of the Interest Period immediately after the Project achieves Final Completion, the then applicable Term SOFR Rate shall be decreased by fifty (50) basis points.”

“Upstream Owner” means any Person having a direct or indirect legal, beneficial or other ownership interest in Borrower (e.g., if Borrower is a limited liability company, and one of Borrower’s members is a limited partnership, whose partner is a corporation, then such limited partnership, corporation and the shareholders of such corporation would each be an Upstream Owner); provided, however, to the extent Indemnitor becomes a publicly traded company, Upstream Owner shall not include any shareholder of, or Person having a direct or indirect legal and/or beneficial ownership interest in, Indemnitor.

(c)New Definitions.  The Original Loan Agreement is hereby amended by adding the following definitions in alphabetical order to Section 1.1 of the Original Loan Agreement:

“Additional Project Loan” means that certain loan evidenced by the Additional Project Loan Note in the maximum principal amount of up to Two Million Eight Hundred Fifty Thousand and 00/100 Dollars ($2,850,000.00) made by Lender to Borrower to finance certain Soft Costs (including SCA Late Charges), which

Additional Project Loan is secured by, among other things, the Additional Project Loan Mortgage.

“Additional Project Loan Advance(s)” is defined in Section 2.1(d).

“Additional Project Loan Agreement” means that certain Additional Project Loan Agreement, dated as of the Third Amendment Effective Date, between Borrower and Lender, as the same may be amended, restated, or modified from time to time.

“Additional Project Loan Assignment of Leases and Rents” means the Additional Project Loan Assignment of Leases and Rents from Borrower to Lender, dated as of the Third Amendment Effective Date, as it may be amended, modified, consolidated or extended from time to time.

“Additional Project Loan Documents” means collectively, this Agreement, the Additional Project Loan Agreement, the Additional Project Loan Note, the Additional Project Loan Mortgage, the Additional Project Loan Assignment of Leases and Rents, the Environmental Indemnification Agreement, the Recourse Guaranty Agreement, the Supplemental Recourse Guaranty Agreement, the Completion Guaranty, the Interest Guaranty, and all other documents now or hereafter executed by Borrower, Indemnitor or any other Person to evidence or secure the repayment of the Indebtedness or the performance of Borrower now or hereafter executed in connection with the Additional Project Loan.

“Additional Project Loan Mortgage” means the Additional Project Loan Fee and Leasehold Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Third Amendment Effective Date, executed by Borrower in favor of Lender, as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time.

“Additional Project Loan Note” means that certain Additional Project Loan Promissory Note, dated as of the Third Amendment Effective Date, executed and delivered by Borrower to Lender in the original principal amount of up to Two Million Eight Hundred Fifty Thousand and 00/100 Dollars ($2,850,000.00), as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time.

“Current Pay Interest” means interest that has accrued with respect to the Loan in accordance with the terms of this Agreement and the other Loan Documents and which must be paid on each Payment Date when due, in accordance with Section 2.2.3 of this Agreement.

“Current Pay Rate” means, for each Interest Period, an interest rate per annum equal to the greater of (A) two and one-half percent (2.5%) in excess of the applicable Benchmark on the day that is two (2) Business Days prior to the commencement of such Interest Period and (B) two and three-quarters of one percent (2.75%).

“[***]” means [***].

“[***] Parties” means (i)  TPHS Investor LLC, a Delaware limited liability company, (ii) [***].

“Initial Extended Maturity Date” means October 23, 2025.

“Interest Guaranty” means the Interest Guaranty, dated as of the Third Amendment Effective Date, from Indemnitor for the benefit of Lender, as amended from time to time.

“Interest Reserve Account” is defined in Section 2.14.

“Interest Reserve Funds” is defined in Section 2.14.

“Interest Shortfall” is defined in Section 2.14.

“Interest Shortfall Notice” is defined in Section 2.14.

“Pledge” means that certain Pledge and Security Agreement, dated as of the Third Amendment Effective Date, by Pledgor, in favor of Lender.

“Pledgor” means TPHGreenwich Mezz LLC, a Delaware limited liability company.

“Qualified Construction Consultant” shall mean Gardiner & Theobold Inc., or such other Person as Borrower may designate and engage (which shall be reasonably acceptable to Lender) to inspect the Improvements and the Mortgaged Property during the construction of the Project, to oversee the remaining Construction Work and provide periodic reporting to Lender (as specified in Section 9.2(d) of this Agreement).

“SCA Additional Construction Work” means the Additional Construction Work (as defined in the Fourth SCA PA Amendment) that has not been completed as of the date hereof.

“SCA Late Charges” means the Liquidated Damages (as such term is defined in the Fourth SCA PA Amendment) payable by Borrower to the SCA pursuant to the Fourth SCA PA Amendment.  Borrower hereby agrees, for the avoidance of doubt, that Lender shall not be required to distribute to Borrower any amount for SCA Late Charges that exceed the budgeted line item in the Updated Approved Budget for SCA Late Charges (including adjustments, if any, from Available Cost Savings), and that Borrower shall in all events remain liable for any amounts in excess of such budgeted line item with respect to SCA Late Charges.

“Supplemental Environmental Indemnification Agreement” means the Environmental Indemnification Agreement, dated as of the Third Amendment Effective Date, executed by Borrower and Indemnitor in favor of Lender and the Lender Parties and Administrative Agent, as applicable, as amended from time to time.

“Supplemental Recourse Guaranty Agreement” means that certain Recourse Guaranty Agreement, dated as of the Third Amendment Effective Date, from Indemnitor for the benefit of Lender, as amended from time to time.

“Third Amendment” means that certain Third Amendment to Master Loan Agreement and Loan Documents, dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means February 14, 2024.

“Trinity Guarantor” means Trinity Place Holdings Inc., a Delaware corporation.

(d)Amended Definitions.  The Original Loan Agreement is hereby amended by amending the following definitions in Section 1.1 of the Original Loan Agreement as follows:

(i)

The definition of “Building Loan” is hereby amended by replacing “One Hundred Twenty Eight Million One Hundred Ninety Seven Thousand Eight Hundred Seventy Eight and 00/100 Dollars $(128,197,878.00)” with “One Hundred Twenty-Five Million Three Hundred Forty-Seven Thousand Eight Hundred Seventy-Eight and 00/100 Dollars ($125,347,878.00)” in the second and third lines thereof.

(ii)

The definition of “Final Completion” is hereby amended by adding (A) “SCA Additional Construction Work” after “Punch List Items”, in the second line thereof and (B) adding the following to the end of such definition: “Notwithstanding the foregoing, in the event that there is no executed Lease for the Retail Unit as of the date that Borrower has otherwise achieved Final Completion, elevator work for the Retail Unit only shall not be required to have been completed in order for Final Completion to have been achieved (it being agreed, for the avoidance of doubt, that to the extent that a Lease for the Retail Unit has been executed on or prior to the date that Final Completion is achieved, and such Lease requires the elevator work for the Retail Unit to be completed, then all elevator work for the Retail Unit shall have been completed in accordance with the applicable Lease and in accordance with the applicable deadlines for such work set forth in the applicable Lease).”

(iii)	The definition of “Licenses” shall be is hereby amended by replacing “Substantial Completion” with “Final Completion” at the end of such definition.
(iv)

The definition of “Loan Documents” is hereby amended by adding “the Additional Project Loan Agreement, the Pledge, the Supplemental Recourse Guaranty Agreement, the Supplemental Environmental Indemnity Agreement” after “Project Loan Agreement” in the second line thereof.

(v)	The definition of “Major Points of Business Plan” is hereby amended by deleting clause (iv) thereof.
(vi)	The definition of “Mortgage” is hereby amended by (i) replacing “and” with “,” and (ii) adding “and the Additional Project Loan Mortgage” after “Project Loan Mortgage” in the second line thereof.

(vii)	The definition of “SCA Fit-Out Impacted Work” is hereby amended by deleting “the Substantial Completion or” from clause (ii) of such definition.
(viii)

The definition of “Title Policy” is hereby amended by (i) deleting “and” in the second line thereof and adding “and (iv) the title policy insuring the Additional Project Loan Mortgage,” after “Project Loan Mortgage,” in the last line thereof.

(e)Recital B of the Original Loan Agreement shall be amended by adding “together with that certain Fourth Amendment to School Design, Construction, Funding and Purchase Agreement (the “Fourth SCA PA Amendment”) dated as of March 16, 2023, between Borrower and SCA” after “SCA” in the 10th line thereof.

(f)Recital F of the Original Loan Agreement is hereby amended by (i) replacing “$128,197,878.00” with “$125,347,878.00” in the sixth line thereof, and (ii) adding the following to the end thereof:

“As of the Third Amendment Effective Date, in order to finance the remaining development of the Project and the remaining construction of the Improvements, Borrower has applied to Lender for an additional loan and subject to the terms of this Agreement and the other Loan Documents, Lender has agreed to make an additional Project Loan to Borrower in the maximum principal amount of up to $2,850,000.00 to reimburse Borrower for (or to pay directly) certain other costs incurred by Borrower in connection with the construction of the Improvements on the Land in accordance with the Approved Plans, which additional project loan which shall be secured, in part, by all of Borrower’s assets.”

(g)Section 2.1 of the Original Loan Agreement is hereby amended by adding the following as clause (d) of such section and changing the existing clauses (d) and (e) to (e) and (f), respectively:

“(d)Lender agrees, on the terms and conditions of this Agreement, to make advances of proceeds from the Additional Project Loan (each, an “Additional Project Loan Advance”), and Borrower agrees to accept Additional Project Loan Advances, in the maximum aggregate principal amount of up to Two Million Eight Hundred Fifty Thousand and 00/100 Dollars ($2,850,000.00) and to repay the Additional Project Loan in accordance with this Agreement, the Additional Project Loan Agreement, the Additional Project Loan Note and the other Additional Project Loan Documents. All Additional Project Loan Advances shall be made upon the terms and conditions set forth in Article 3. The Additional Project Loan Note evidences the indebtedness of Borrower under the Additional Project Loan.

(h)Section 2.1(b) of the Original Loan Agreement is hereby amended by replacing “One Hundred Twenty Eight Million One Hundred Ninety Seven Thousand Eight Hundred Seventy Eight and 00/100 Dollars $(128,197,878.00)” with “ One Hundred Twenty-Five Million Three Hundred Forty-Seven Thousand Eight Hundred Seventy-Eight and 00/100 Dollars $(125,347,878.00)” in the fourth and fifth lines thereof.

(i)Section 2.1(d) of the Original Loan Agreement is hereby amended by (i) replacing “and” with “,” after “Building Loan Note” and (ii) adding “and the Additional Project Loan Note” at the end thereof.

(j)Section 2.2(a) of the Original Loan Agreement is hereby amended and restated as follows:

“Except for any time when the Default Rate or the Prime Rate is applicable pursuant to the terms of this Agreement, the Current Pay Interest shall bear interest at the Current Pay Rate and accrued and unpaid PIK Interest shall bear interest at the Contract Rate.  All interest accruing on the Loan (including any amounts added to principal under the Loan Documents) and accrued and unpaid PIK Interest shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days in the applicable period for which interest is being calculated.  The “Contract Rate” shall be for each Interest Period, an interest rate per annum equal to the greater of (A) seven and one-half percent (7.5%) in excess of the applicable Benchmark on the day that is two (2) Business Days prior to the commencement of such Interest Period and (B) seven and three-quarters of one percent (7.75%); provided, however, (i) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Ninety-One Million and 00/100 Dollars ($91,000,000.00), the Contract Rate shall be for each Interest Period, an interest rate per annum equal to the greater of (A) six and three-quarters of one percent (6.75%) in excess of the applicable Benchmark on the day that is two (2) Business Days prior to the commencement of such Interest Period and (B) seven percent (7.00%), (ii) commencing on the first day of the Interest Period immediately after such time as the outstanding principal balance of the Loan is less than Seventy Million and 00/100 Dollars ($70,000,000.00), the Contract Rate shall be for each Interest Period, an interest rate per annum equal to the greater of (A) five and one-half of one percent (5.50%) in excess of the applicable Benchmark on the day that is two (2) Business Days prior to the commencement of such Interest Period and (B) five and three-quarters of one percent (5.75%) and (iii) commencing on the first day of the Interest Period immediately after the Project achieves Final Completion, the then applicable Contract Rate shall be decreased by fifty (50) basis points.”

(k)Section 2.3(a) of the Original Loan Agreement is hereby amended and restated as follows:

“(a)On the Third Amendment Effective Date, a payment of interest only shall be due and payable for the period from such date to the fourteenth (14th) day of the next calendar month.”

(l)Section 2.3(b) of the Original Loan Agreement is hereby amended and restated as follows:

“(b)Successive monthly installments of Current Pay Interest (in arrears) at the Current Pay Rate only and any Additional Contingency Unused Fee shall be made on each Payment Date; provided, however, that at any time that the outstanding balance of accrued PIK Interest and accrued Additional Contingency Unused Fee is less than the PIK Balance Trigger and there are insufficient funds in the Cash Collateral Account to pay the remainder of the applicable monthly installment of interest (other than the Current Pay Interest) and/or Additional Contingency Unused Fee then due, Borrower shall not be required to make a cash payment of the applicable monthly installment of interest (other than the Current Pay Interest) and/or Additional Contingency Unused Fee then due, but instead such remainder of the monthly installment of interest and/or Additional Contingency Unused Fee shall remain accrued and unpaid (and the same shall not constitute a Potential Event of Default or Event of Default) until the PIK Balance Trigger is met. Any PIK Interest and/or Additional Contingency Unused Fee that remains accrued and unpaid pursuant to the immediately preceding sentence shall not be added to the outstanding principal balance; provided that the outstanding balance of accrued and unpaid PIK Interest (but not Additional Contingency Unused Fee) shall continue to accrue interest at the Contract Rate (or Default Rate or Adjusted Rate, if applicable), until repaid. For the avoidance of doubt, (i) at any time that the accrued and unpaid PIK Interest and Additional Contingency Unused Fee is equal to or greater than the PIK Balance Trigger, Borrower shall be required to make a cash payment of the applicable monthly installment of interest (after taking into account the use of funds in the Interest Reserve Account that are used to pay Current Pay Interest in accordance with Section 2.14) and Additional Contingency Unused Fee (provided that at such time (if any) as the accrued and unpaid PIK Interest and Additional Contingency Unused Fee is once again less than the PIK Balance Trigger, the proviso to the first sentence of this paragraph shall once again be applicable until the accrued and unpaid PIK Interest and Additional Contingency Unused Fee is again equal to the PIK Balance Trigger), and (ii) if only a portion of any monthly installment of interest and/or Additional Contingency Unused Fee will be paid by funds in the Cash Collateral Account and accrual of PIK Interest and/or Additional Contingency Unused Fee (i.e., until the PIK Balance Trigger has been met), Borrower shall be required to make a cash payment of the remaining portion of such monthly installment of interest and/or Additional Contingency Unused Fee.”

(m)The term of the Loan is hereby extended to the Initial Extended Maturity Date, and all references in the Loan Documents to the Initial Maturity Date or the Maturity Date shall be deemed to refer to the Initial Extended Maturity Date, subject to further extension as set forth in Section 2.4(b) of the Loan Agreement.

(n)Section 2.4 of the Original Loan Agreement is hereby amended as follows:

“Section 2.4 Loan Term.

(a)Initial Loan Term.  The Loan Term shall commence on the date hereof and terminate on the Initial Extended Maturity Date, unless otherwise extended under the provisions of Section 2.4(b).

(b)Extension Option.  Upon satisfaction of all of the terms and conditions set forth in this Section 2.4(b), Borrower shall have one (1) option (an “Extension Option”) to extend the Loan Term for an additional one (1) year beyond the Initial Extended Maturity Date (the “Extended Term”).  During the Extended Term and except for any time when the Default Rate or the Adjusted Rate is applicable pursuant to the terms of this Agreement, the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at the Contract Rate. In order to exercise the Extension Option, Borrower must provide Lender with written notice (the “Extension Notice”) of Borrower’s intent to exercise the Extension Option not less than thirty (30) days prior to the Initial Extended Maturity Date but no more than ninety (90) days prior to the Initial Extended Maturity Date, TIME BEING OF THE ESSENCE.  In consideration thereof, Borrower shall pay Lender the Extension Fee on or prior to the first day of the Extended Term, which Extension Fee shall be earned by Lender as of the date of the Extension Notice; provided, however, if Borrower does not satisfy the Extension Conditions below, no Extension Fee shall be payable, although Borrower shall remain liable for the payment of the costs set forth in Section 2.4(b)(x).   In connection with the exercise by Borrower of each Extension Option, Borrower must satisfy each of the following conditions (the “Extension Conditions”):

(i)

No monetary Default, material non-monetary Default or Event of Default (it being agreed that for purposes of this clause (i), Borrower’s failure to comply with Section 3.11 of this Agreement shall be deemed a material Event of Default) shall have occurred and be continuing as of the date of the Extension Notice and on the Initial Extended Maturity Date;

(ii)

Borrower has received at least a temporary certificate of occupancy with respect to all residential components of the Project (including all Residential Improvements and Residential Units) and the 42nd floor terrace of the Project on or prior to the Initial Extended Maturity Date;

(iii)

Borrower has deposited into the Carry Cost Reserve Account the amount estimated by Lender in its commercially reasonable discretion to be required to pay Carry Costs for four (4) months during the Extended Term (taking into account any amounts then on deposit in the Carry Cost Reserve Account and any unfunded Loan Advances allocated to pay Carry Costs) commencing on the Initial Extended Maturity Date;

(iv)

Borrower has deposited into the Interest Reserve Account the amount estimated by Lender in its commercially reasonable discretion to be required to pay Current Pay Interest for four (4) months during the Extended Term (taking into account any amounts then on deposit in the Interest Reserve Account and any unfunded Loan Advances allocated to pay Current Pay Interest) commencing on the Initial Extended Maturity Date;

(v)

The outstanding principal balance of the Loan, together with any accrued and unpaid PIK Interest and/or Additional Contingency Unused Fee, shall not exceed Sixty-Five Million and No/100 Dollars ($65,000,000.00); provided that Borrower shall have the right to prepay the outstanding principal balance of the Loan and/or pay accrued and unpaid PIK Interest and/or Additional Contingency Unused Fee (subject to and in accordance with Section 2.5 below (other than the requirements that Borrower (A) pay the Minimum Multiple Fee or the Breakage Fee or (B) provide at least 30 days’ prior notice)) in order to satisfy the requirement set forth in this clause (v);

(viii)

Borrower has entered into an Interest Rate Cap Agreement (or extended the term of the Interest Rate Cap Agreement in place so that it is coterminous with the remaining Loan Term) and reflects a strike price and a notional amount based on a sliding scale reasonably acceptable to Lender, which Interest Rate Cap Agreement shall be issued by an Issuer satisfying the Rate Cap Rating Criteria and otherwise reasonably satisfactory to Lender; and

(x)	Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with Borrower exercising its rights under this Section 2.4(b).”

(o)Section 2.5(a)(ii) of the Original Loan Agreement is hereby amended by (i) replacing “one half of one percent (0.50%)” to “one percent (1.00%)” and (ii) adding the following sentence at the end of such section: “For the avoidance of doubt, no Exit Fee shall be payable by Borrower on the Third Amendment Effective Date unless Borrower is also making a principal prepayment as of such date that is not required to be made by Borrower pursuant to the Third Amendment.”

(p)Section 2.7(c) of the Original Loan Agreement is hereby amended by inserting “(ii) Next, to Current Pay Interest due Lender under the Loan Documents” prior to the current clause (ii) and changing clauses (ii) through (iv) to (iii) through (v).

(q)Section 2.7(d) of the Original Loan Agreement is hereby amended by inserting “(ii) Next, to the extent that the Residential Unit Net Sale Proceeds or the Retail Unit Net Sales Proceeds, as applicable, exceed the Residential Unit Minimum Release Price or Retail Unit Minimum Release Price, as applicable, to the payment of Current Pay Interest” prior to the current clause (ii) and changing clauses (ii) through (iv) to (iii) through (v).

(r)Section 2.7(f) of the Original Loan Agreement is hereby deleted in its entirety.

(s)Section 2.9 of the Original Loan Agreement is hereby amended by (i) adding the following after the second sentence thereof: “On the Third Amendment Effective Date, Borrower shall deposit into the Carry Cost Reserve an amount equal to Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00).” and (ii) amending and restating the third sentence of such section as follows:  “Additionally, if at any time Lender determines in its reasonable discretion that the amount on deposit in the Carry Cost Reserve Account is insufficient to pay shortfalls in Carry Costs for a two (2) month period, then Borrower shall, within ten (10) Business Days following Lender’s written request, deposit into the Carry Cost Reserve Account Lender’s reasonable estimate of shortfalls in Carry Costs that will become due during the subsequent four (4) month period (taking into account amounts then on deposit in the Carry Cost Reserve Account).”

(t)Section 2.10 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.10Reserve Account.  The Carry Cost Reserve Account, the Interest Reserve Account and PIK Interest Reserve Account shall be under the sole dominion and control of Lender.  All interest earned on the Carry Cost Reserve Account, Interest Reserve Account and PIK Interest Reserve Account shall be allocated to Borrower for income tax purposes, but it shall be added to and disbursed as a part of the Carry Cost Reserve, Interest Reserve Account or PIK Interest Reserve Account, as applicable.  Borrower hereby assigns and grants Lender a security interest in (x) the Carry Cost Reserve funds in the Carry Cost Reserve Account (y) the Interest Reserve Funds in the Interest Reserve Account and (z) the PIK Interest Reserve Funds in the PIK Interest Reserve Account, as security for payment and performance of Borrower’s obligations under the Loan Documents.  All (x) Carry Cost Reserve funds in the Carry Cost Reserve Account, (y) Interest Reserve Fund in the Interest Reserve Account  and (z) PIK Interest Reserve Funds in the PIK Interest Reserve Account, shall be additional security for the Loan, and upon the occurrence of an Event of Default, Lender shall be authorized to apply such funds to Borrower’s obligations under the Loan Documents in such order and priority as Lender may elect in its sole discretion.”

(u)A new Section 2.14 shall be added to the Original Loan Agreement, as follows:

2.14Interest Reserve Account. On the Third Amendment Effective Date, Borrower shall deposit with or on behalf of Lender the amount of $2,500,000.00 (the “Interest Reserve Funds”) and the account in which such amounts are held shall hereinafter be referred to as the “Interest Reserve Account” to pay Current Pay Interest.  Provided that no Event of Default has occurred and is continuing, after accounting for funds applied pursuant to Section 2.7(d)(ii), Lender shall apply amounts, if any, in the Interest Reserve Account toward any shortfalls in Current Pay Interest on each Payment Date.  If, at any time following the Third Amendment Effective Date, Lender estimates in its reasonable discretion that the Interest Reserve Funds will not be sufficient to pay the next succeeding two (2) months’ worth of projected shortfalls in Current Pay Interest on the applicable Payment Date, Lender may notify Borrower (which notice may be delivered to Borrower and Borrower’s counsel by email) (the “Interest Shortfall Notice”) of such determination and Borrower shall deposit the amount of projected shortfalls in Current Pay Interest that will become due during the succeeding four (4) months, as reasonably estimated by Lender, in the Interest Reserve Account within ten (10) Business Days of the delivery of the Interest Shortfall Notice (the amount of such projected deficiency being herein referred to as the “Interest Shortfall”).  For the avoidance of doubt, an Interest Shortfall may exist whether or not Lender delivers an Interest Shortfall Notice to Borrower; provided, however, Borrower shall have no obligation to make an Interest Shortfall deposit pursuant to this Section 2.14 unless and until Borrower receives an Interest Shortfall Notice.  Failure to make such deposit as set forth herein shall be an immediate Event of Default. Funds from the Interest Reserve shall only be used to pay Current Pay Interest and may not be used to pay PIK Interest or be used to reduce the outstanding balance of accrued PIK Interest during any period of time in which the PIK Balance Trigger is met. The Interest Reserve and Borrower’s replenishment obligation hereunder will terminate and any funds remaining in the Interest Reserve shall be returned to Borrower upon full repayment of the Indebtedness.

(v)Section 3.1(a) of the Original Loan Agreement is hereby amended and restated as follows:

“(a)Disbursements to Borrower of Loan Advances shall be made by Lender to pay the costs of the Project (actually billed) net of School Costs (except with respect to any SCA Late Charges) in accordance with the Line Items specified in the Approved Budget on the terms and conditions herein provided.  At no point shall Loan Advances exceed (i) One Hundred Twenty-Five Million Three Hundred Forty-Seven Thousand Eight Hundred Seventy-Eight and 00/100 Dollars ($125,347,878.00) under the Building Loan (with $119,485,710.57 having been disbursed as of the Third Amendment Effective Date, and

$5,862,167.43 remaining to be disbursed from the Loan Reserve); (ii) Nine Million Five Hundred Forty Thousand One Hundred Seventy Seven and 00/100 Dollars ($9,540,177.00) under the Project Loan (with $9,540,177.00 having been disbursed as of the Third Amendment Effective Date, and $0.00 remaining to be disbursed); and (iii) Two Million Eight Hundred Fifty Thousand and 00/100 Dollars ($2,850,000.00) under the Additional Project Loan (with $1,713,885.97 having been disbursed as of the Third Amendment Effective Date and $1,136,114,03 remaining to be disbursed from the Loan Reserve). Subject to the terms and conditions of this Agreement, Line Items on the Approved Budget shall be funded in an amount equal to 100% of the costs paid, or to be paid by Borrower, net of School Costs (other than SCA Late Charges).”

(w)Section 3.2 of the Original Loan Agreement is hereby amended by deleting the second sentence thereof.

(x)Section 3.3 of the Original Loan Agreement is hereby amended by adding “and/or the Additional Project Loan” after “Loan” in the third line thereof.

(y)Section 3.3(a)(i) of the Original Loan Agreement is hereby amended by amending and restating the last sentence thereof as follows: “Any rental strategy which is contemplated by Borrower shall be subject to the reasonable approval of Lender.”

(z)Section 3.3(a)(iii) of the Original Loan Agreement is hereby amended by replacing “Substantial Completion” with “Final Completion” in clause (B) thereof.

(aa)Section 3.3(a)(x) of the Original Loan Agreement is hereby amended by amending and restating the first sentence thereof as follows: “All changes to the list of Major Subcontractors Date (including all Qualified Construction Consultants) that was approved by Lender as of the Third Amendment Effective Date shall have been approved by Lender in writing, which approval shall not be unreasonably withheld, conditioned or delayed.”

(bb)Section 3.3(a)(xiv) of the Original Loan Agreement is hereby amended by adding “and United Glass Systems Corp.” after “Amendola Stone & Tile” in the fourth and ninth lines thereof.

(cc)Section 3.3(b) of the Original Loan Agreement shall be deleted and replaced with “intentionally omitted”.

(dd)Section 3.3(m) of the Original Loan Agreement shall be deleted and replaced with “intentionally omitted”.

(ee)Section 3.3(p) of the Original Loan Agreement shall be amended by adding “, to the extent such endorsement is available in the applicable jurisdiction,” after “Title Company” in the fifth line thereof.

(ff)Section 3.4(b) of the Original Loan Agreement is hereby amended by (i) adding “the portion of the Disbursement to Borrower to be made under the Additional Project Loan,” after “Project Loan,” in the third line thereof, (ii) replacing “$250,000.00” with “$100,000.00” in clause (ii) thereof and (iii) adding “(other than for SCA Late Charges)” at the end of such section.

(gg)Section 3.4(d) of the Original Loan Agreement is hereby amended by adding “to the extent in Borrower’s possession and” after “Public School Project Costs,” in the fifth line thereof.

(hh)Section 3.5(d) of the Original Loan Agreement is hereby amended by replacing “Closing Date” with “Third Amendment Effective Date” in the last line thereof.

(ii)Section 3.7 of the Original Loan Agreement is hereby amended by (i) replacing “and” with “,” in the second line thereof and (ii) adding “and the Additional Project Loan” after “Project Loan” in the second line thereof.

(jj)Section 3.7(c) of the Original Loan Agreement shall be amended by adding “, to the extent such endorsement is available in the applicable jurisdiction,” after “Title Company” in the first line thereof.

(kk)Section 3.8 of the Original Loan Agreement is hereby amended by replacing “Substantial Completion” with “Final Completion” in the first and second lines thereof.

(ll)Section 3.9 of the Original Loan Agreement is hereby amended by amending and restating the 6th sentence of such section as follows: “For the avoidance of doubt, Borrower may not (i) reallocate all or any portion of the Contingency Line Item that relates to the Project Loan or Additional Project Loan portion of the Approved Budget to the Contingency Line Item that relates to the Building Loan portion of the Approved Budget, or (ii) reallocate all or any portion of the Contingency Line Item that relates to the Building Loan portion of the Approved Budget to the Contingency Line Item that relates to the Project Loan or Additional Project Loan portion of the Approved Budget, in either case, without Lender’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

(mm)Section 3.10 of the Original Loan Agreement is hereby amended and restated as follows:

“Reallocation After Final Completion. Upon the Project achieving Final Completion, Lender hereby agrees to reallocate any remaining funds of the Building Loan (that are not necessary to fund unbilled or unpaid construction costs of the Project) to the Project Loan, which shall be funded into the Carry Cost Reserve Account.  Borrower shall execute such documents reasonably required in order to effectuate the foregoing, which shall include entering into a new project loan agreement, project loan note and project loan mortgage and require an additional loan policy only covering the amount reallocated to the project loan. For the avoidance of doubt, in no event shall such reallocation modify the existing Project Loan Documents or Additional Project Loan Documents, each of which shall remain in full force and effect.”

(nn)Section 3.11 of the Original Loan Agreement is hereby amended by deleting clauses (a)(ii) and (a)(iv) and clauses (b)(iii) and (b)(vi) from such section.

(oo)Section 3.11 of the Original Loan Agreement is hereby amended by (i) adding “and the Additional Project Loan” after “Project Loan” in clause (b)(i) thereof, (ii) adding “and the Additional Project Loan” after “Project Loan” in the thirteenth line from the end thereof and (iii) replacing “Closing Date” with “Third Amendment Effective Date” in clause (a)(iii) thereof.

(pp)Section 3.23 of the Original Loan Agreement is hereby deleted in its entirety and amended and restated as follows:

“Borrower hereby acknowledges and agrees that as of the Third Amendment Effective Date, Lender shall deposit the balance of the Loan (including, without limitation, the Additional Project Loan) into the Loan Reserve, with all disbursements thereof being subject to the conditions to Disbursements set forth in this Agreement.”

(qq)Section 4.1(a) of the Original Loan Agreement is hereby amended by (A) deleting clause (iii) and replacing it with the following “the Construction Work shall proceed diligently and Borrower shall use commercial best efforts to diligently pursue Final Completion of the Construction Work on or before the Completion Date; provided, however, notwithstanding the foregoing, with respect to any scaffolding at the Mortgaged Property, Borrower shall be required to use commercially  reasonable efforts to cause such scaffolding to be removed for purposes of Final Completion,”, (B) replacing “Closing Date” with “Third Amendment Effective Date" in clause (iv) thereof, and (C) deleting “and (v)” and replacing it with “(v) effective as of the Third Amendment Effective Date, Borrower has engaged a Qualified Construction Consultant), and (vi)”.

(rr)Section 4.1(b) of the Original Loan Agreement is hereby deleted in its entirety.

(ss)Section 4.2(b) of the Original Loan Agreement is hereby amended by replacing “Closing Date with “Third Amendment Effective Date” in the second and third lines thereof.

(tt)Section 4.6 of the Original Loan Agreement is hereby amended by deleting “, unless Borrower demonstrates to Lender’s reasonable satisfaction that any time in excess of sixty (60) days to complete the corrective work will not cause Borrower to fail to satisfy a Milestone Construction Hurdle by the applicable Milestone Deadline” from the end of such section.

(uu)Section 4.8 of the Original Loan Agreement is hereby amended by deleting “Substantial Completion or” from the section heading thereof.

(vv)Section 4.10 of the Original Loan Agreement is hereby amended and restated as follows:

“Punch List Items.  Borrower shall complete all Punch List Items on or prior to the Completion Date (subject to reasonable extensions if Borrower is diligently pursuing the completion of such Punch List Items), or such earlier date as may be required under the School Unit Purchase Agreement.”

(ww)Section 4.11 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower shall use commercial best efforts to diligently pursue Final Completion of the Construction Work by the Completion Date; provided, however, notwithstanding the foregoing, with respect to any scaffolding at the Mortgaged Property, Borrower shall be required to use commercially  reasonable efforts to cause such scaffolding to be removed for purposes of Final Completion.”

(xx)Section 5.2(d)(ii) of the Original Loan Agreement is hereby amended by replacing “Substantial Completion” with “Final Completion”.

(yy)Section 5.2(d)(iii) of the Original Loan Agreement is hereby amended by (i) replacing “Substantial Completion” with “Final Completion” and deleting “with each Milestone Construction Hurdle met by the applicable Milestone Deadline”.

(zz)Section 5.2(d)(vii) of the Original Loan Agreement is hereby amended by replacing “Substantial Completion” with “Final Completion”.

(aaa)Section 5.2(e) of the Original Loan Agreement is hereby amended by replacing “Substantial Completion” with “Final Completion” in the third line thereof.

(bbb)Section 5.2(h) of the Original Loan Agreement is hereby amended by deleing “and, if Substantial Completion did not occur prior to the casualty in question, Lender reasonably determines that Borrower’s efforts will result in completion of the Work without Borrower failing to meet each Milestone Construction Hurdle prior to the applicable Milestone Deadline” in the 7th through 10th lines thereof.

(ccc)Section 9.1(a)(vi) – (vii) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(vi) copies of federal tax returns of the Borrower within thirty (30) days following the filing thereof; and

(vii) detailed financial statements for Indemnitor and a statement of its Net Worth and Liquidity (as such term is defined in the Recourse Guaranty Agreement) confirming said Indemnitor’s compliance with Indemnitor’s Financial Covenants, to be prepared and certified by said Indemnitor, within sixty (60) days following the end of each calendar quarter (other than the fourth calendar quarter) and within one hundred twenty (120) days following the end of each calendar year.”

(ddd)Section 9.1 of the Original Loan Agreement is hereby amended by adding the following clause (d) to the end of such section:

“(d)Additional Financial Information.  Borrower shall provide to Lender in an electronic format via e-mail to addressees specified by Lender, within the time periods set forth, the following:

(i) Operating financial reports for each calendar month including actual costs spent to-date and projected costs for the following twelve (12)-month period. The monthly reporting package shall include a breakdown of building operating expenses (operations, real estate taxes and miscellaneous expenses) and residential sales and marketing expenses. Projections are to be based on reasonable estimates of sales pacing and pricing in-line with historical results. The monthly reporting package shall be delivered no later than (2) business days prior to the Payment Date occurring immediately after each calendar month-end.

(ii) A weekly summary of all offers, counteroffers, or material communication between Sales Agent, Borrower, and any actual or prospective purchaser of a Residential Unit or Retail Unit. The weekly summary shall be submitted no later than 5:00 PM EST on each Monday (or the next Business Day if Monday is not a Business Day) in respect of activity that has taken place during the preceding calendar week.

(iii)  A bi-weekly project schedule (each, a “Project Schedule”) for remaining work to be completed in a Gantt chart format (for the avoidance of doubt, in addition to the monthly Progress Report and even if there is not a monthly Draw Request or Progress Report).  The bi-weekly Project Schedule shall be submitted no later than 5:00 PM EST on each alternate Monday (or the next Business Day if Monday is not a Business Day) in respect of activity that has taken place during the preceding two calendar weeks.”

(eee)Clause (ii) of Section 10.1(b) of the Original Loan Agreement is hereby amended and restated as follows: “(ii) the pledge by Mezzanine Borrower of one hundred percent (100%) of its membership interests, as sole member, in and to Pledgor, pursuant to the Mezzanine Pledge Agreement (the “Mezzanine Pledged Collateral”) and the pledge by

Pledgor of one hundred percent (100%) of its membership interests, as sole member, in and to Borrower (the “Pledged Collateral”)”.

(fff)Section 10.2 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)Notwithstanding the provisions of Section 10.1(a) above, Borrower shall have the right to sell or permit the sale of up to an aggregate of forty-nine percent (49%) of the indirect equity interests in Borrower (it being agreed, for the avoidance of doubt, that Pledgor shall at all times own one hundred percent (100%) of the direct equity interests in Borrower) to one or more third-parties provided that:

(i)

Lender shall have received redacted copies of the relevant portions of any joint venture agreements, partnership agreements and limited liability company operating agreements (and other related documents) (for the avoidance of doubt, the relevant portions of such agreements shall be the parties to such agreements and any management/control provisions in such agreements);

(ii)	[***] (or an Affiliate thereof) must retain Control and indirect decision-making authority over Borrower and the Project subject to the terms of the joint venture agreement approved by Lender;
(iii)	Such Conveyance shall not be to a tenancy in common or an OFAC Prohibited Person;
(iv)

Borrower pays Lender all reasonable out-of-pocket expenses (including reasonable out-of-pocket attorneys’ fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred in connection with the review, approval and documentation of any such transaction;

(v)

if, after giving effect to such transfer, the proposed transferee, together with its Affiliates, will own twenty percent (20%) or more of the direct or indirect interest in Borrower immediately following such transfer, and such transferee owned less than twenty percent (20%) immediately prior to such transfer, Borrower shall (1) give Lender written notice of such transfer not less than ten (10) Business Days prior to the date of such transfer (provided that any failure to give such notice shall not result in any recourse to Borrower or Indemnitor pursuant to Section 13.1(c)(ix) hereof), (2) give Lender copies of all instruments effecting such transfer on or prior to the date of such transfer, and (3) at least five (5) Business

Days before such transfer, provide such information as Lender shall customarily request regarding the proposed transferee so as to conduct such background checks, investigations and records searches as Lender shall customarily require and satisfaction of all standard and customary underwriting and applicable regulatory requirements of Lender with respect to the contemplated transferee (including, without limitation, Lender’s “Know Your Customer” requirements and the requirements of the USA Patriot Act of 2001 and OFAC); and

(vi)	The consent of the SCA is not required or written consent thereof has been obtained and delivered to Lender.
(b)

In addition to the foregoing, the following Conveyances shall additionally be permitted and shall not require the consent of Lender, provided, (I) to the extent (1) any foreign transferee will own ten percent (10%) or more of the direct or indirect ownership interest in Borrower immediately following such Conveyance or (2) any other transferee will own twenty percent (20%) or more of the direct or indirect ownership interests in Borrower immediately following such Conveyance (provided such transferee owned less than ten percent (10%) or twenty percent (20%), respectively, of the direct or indirect ownership interests in Borrower as of the Third Amendment Effective Date), Borrower shall deliver, ten (10) Business Days prior written notice to Lender (provided that any failure to give such notice shall not result in any recourse to Borrower or Indemnitor pursuant to Section 13.1(c)(ix) hereof) and, at Borrower’s sole cost and expense, customary searches (including without limitation credit, judgment, lien, litigation, bankruptcy, criminal and watch list), investigations and records searches as Lender shall customarily require and satisfaction of all standard and customary underwriting and applicable regulatory requirements of Lender with respect to the contemplated transferee (including, without limitation, Lender’s “Know Your Customer” requirements and the requirements of the USA Patriot Act of 2001 and OFAC), the results of which shall be reasonably acceptable to Lender with respect to such transferee and (II) if such Conveyance shall cause any transferee, together with its Affiliates, to acquire direct or indirect equity interests in Borrower aggregating to more than forty-nine percent (49%), or to increase its equity interests in Borrower from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), Borrower shall deliver a new non-consolidation opinion addressing such transfer:

(1)The pledge, directly or indirectly, by the owners of direct or indirect interests in the [***] Parties of their respective ownership interests in any [***] Parties (but not their direct interests in Borrower), provided that no such pledge (either the incurrence or enforcement thereof) shall cause or result in a change in Control of Borrower or Indemnitor; and/or

(2)Transfers of direct or indirect interests in any one or more of the [***] Parties, provided that following such transfer, [***] or an Affiliate thereof shall directly or indirectly Control the [***] Parties; and/or

(3)any transfer of all of the indirect interests in Borrower from the shareholders of Trinity Guarantor (other than TPHS Investor LLC, a Delaware limited liability company or TPHS Lender LLC, a Delaware limited liability company) to TPHS Investor LLC, a Delaware limited liability company company or TPHS Lender LLC, a Delaware limited liability company); provided that, upon request from Lender, Borrower shall promptly deliver to Lender an updated organizational chart reflecting such Conveyance.

(d)For the avoidance of doubt, other than as set forth above, any Conveyance of (i) any direct interest in Borrower or (ii) more than forty-nine percent (49%) of the indirect interests in Borrower to one or more third-parties shall, in each case, be subject to Lender’s prior written approval, which approval may be granted or withheld in Lender’s sole and absolute discretion and which approval, if granted, may be conditioned upon material changes to the terms and conditions of the Loan Documents as may be required by Lender in its sole and absolute discretion.

(e)Notwithstanding the provisions of Section 10.1(a) above, the sale or transfer of the Retail Unit or any Residential Unit in accordance with the Business Plan and the applicable provisions of this Agreement (including Article 16 below) will not be deemed to be a violation of the prohibitions on partial transfers of ownership in the Borrower.”

(ggg)Section 11.1(a) of the Original Loan Agreement is hereby amended and restated in its entirety as follows:

“(a)   Failure to pay (i) any monthly installment of interest in accordance with Section 2.3 on the date such amount is due (provided that it shall not be an Event of Default under this clause (i) (x) so long as Borrower makes such payment of interest due within two (2) Business Days after the applicable Payment Date, and Borrower has not failed to make any other payments of interest due with respect to the Loan on the applicable Payment Date more than two (2) other times during the twelve (12) month period prior to such missed payment, (y) solely in connection with the payment of any PIK Interest Balance Trigger Shortfall, subject to Section 2.13(b), if there are sufficient funds available in the PIK Interest Reserve Account and Borrower otherwise satisfies all of the conditions to a Disbursement to Borrower or (z) solely in connection with the payment of any shortfall in Current Pay Interest, if there are sufficient funds available in the Interest Reserve Account and Borrower otherwise satisfies all of the conditions to a Disbursement to Borrower), (ii) the failure to pay Lender the Residential Unit Net Sale Proceeds or Retail Unit Net Sale Proceeds

in accordance with Section 2.3(c) or Section 2.3(d), as applicable, or (iii) the entire amount due under the Loan Documents by the Maturity Date;”

(hhh)Section 11.1(b) of the Original Loan Agreement is hereby amended by restated as follows:

“(b)Except for the payments described in Sections 11.1(a) and 11.1(h) (relating to insurance premiums), failure to pay any other amount due under the Loan Documents (including any payment required to be made under this Agreement to the Carry Cost Reserve Account pursuant to Section 2.9, the Interest Reserve Account pursuant to Section 2.14 and to meet the PIK Balance Trigger pursuant to Section 2.3(b)) within ten (10) days following notice from Lender that such amount is due.”

(iii)Section 11.1(hh) of the Original Loan Agreement is hereby deleted in its entirety and replaced with “intentionally omitted”.

(jjj)Section 11.1(v) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following: “Failure to use commercial best efforts (or, with respect to the removal of scaffolding at the Mortgaged Property only, commercially reasonable efforts) to diligently pursue Final Completion of the Construction Work by the Completion Date.”

(kkk)Section 11.1(x) of the Original Loan Agreement is hereby deleted in its entirety and replaced with “intentionally omitted”.

(lll)Section 13.1(c)(i) of the Original Loan Agreement is hereby amended and restated as follows:

“(i) Fraud or intentional material misrepresentation in connection with the Application, the Loan Documents or the making of the Loan – Recourse liability for the entire Indebtedness if such fraud or intentional material misrepresentation was performed or made by or at the direction of any officer of Borrower, Pledgor or Indemnitor, and Recourse liability for any Losses incurred by Lender in all other instances of fraud or intentional material misrepresentation performed or made by Borrower, Pledgor or Indemnitor, their respective Affiliates or employees who are not officers of Borrower, Pledgor or Indemnitor, in connection with the Application, the Loan Documents or the making of the Loan;”

(mmm)Section 13.1(c)(vii) of the Original Loan Agreement is hereby amended and restated as follows:

“(vii) Filing by any of Borrower, Pledgor, Mezzanine Borrower or Indemnitor, or any general partner or managing member of Borrower, Pledgor, or Mezzanine Borrower of a voluntary bankruptcy or insolvency proceeding, or the filing against any of them, or against any of the Mortgaged Property, of an involuntary bankruptcy or insolvency proceeding by a party other than Lender Parties with respect to which proceeding Borrower, Pledgor, Indemnitor, or any Affiliate of Borrower, Pledgor or Indemnitor has acted in concert with, solicited or caused to be solicited petitioning creditors, or has colluded or conspired with any party to cause the filing thereof (“Collusive Insolvency”) which is not dismissed within 90 days of filing – Recourse liability for the entire Indebtedness;”

(nnn)Section 13.1(c)(ix) of the Original Loan Agreement is hereby amended and restated as follows:

“(ix) Violation of the restrictions on transfers of the Mortgaged Property or any ownership interest in Borrower set forth in Section 10.1 – Recourse liability for the entire Indebtedness (for the avoidance of doubt, Indemnitor shall not have liability under this clause (ix) due to (x) the acquisition of the Mezzanine Pledged Collateral by any Person in connection with the exercise of Mezzanine Administrative Agent’s or Mezzanine Lender’s remedies under the Mezzanine Loan Documents, or an assignment in lieu thereof or (y) the acquisition of the Pledged Collateral by any Person in connection with the exercise of Lender’s remedies under the Pledge, or an assignment in lieu thereof);

(ooo)Section 13.1(c)(xi) of the Original Loan Agreement is hereby amended and restated as follows:

“(xi) Violation of the SPE Requirements– Recourse liability for any Losses incurred by Lender relating to such violation of such SPE Requirements if such violation does not result in the substantive consolidation of the assets and liabilities of Borrower or Pledgor with any other Person, and Recourse liability for the entire Indebtedness if such violation results in the substantive consolidation of the assets and liabilities of Borrower or Pledgor with any other Person;”

(ppp)Section 13.1(c)(xii) of the Original Loan Agreement is hereby amended and restated as follows:

“(xii)  Borrower, Pledgor, Indemnitor and/or Principal or any of their respective Affiliates takes, in bad faith, any action which impedes, enjoins, prevents, hinders, frustrates, delays, stays or interferes with Lender’s exercise of any rights or remedies under any of the Loan Documents after the earlier to occur of the occurrence of an Event of Default or a Potential Event of Default under any Loan Document, at law or in equity, excluding good faith defenses – Recourse liability for any Losses incurred by Lender relating to such action;”

(qqq)Section 13.1(c) of the Original Loan Agreement is hereby amended by adding the following clause (xiv) to the end of such section:

“(xiv)  any obligation or liability of the Borrower to indemnify or otherwise pay money to any Affiliate of Pledgor, Indemnitor or Trinity Guarantor or any other Person that is a direct or indirect owner of Pledgor, Indemnitor or Trinity Guarantor, to the extent such obligation or liability (i) continues to be an obligation or liability of Borrower after a UCC foreclosure sale or an assignment in lieu of  foreclosure under the Loan Documents, and (ii) is not terminable without cause and without payment of any termination or other fee after such a foreclosure sale or an assignment in lieu thereof.”

(rrr)Section 14.1 of the Original Loan Agreement is hereby amended by deleting the notice addresses set forth therein and replacing them with the following:

If to Lender, at the following address:

MPF Greenwich Lender LLC

125 West 55th Street

New York, New York 10019

Attention: Jackie Hamilton, Gautham Srinivas and MCAF Debt US Portfolio

And to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, New York 10017-3852

Attention:David S. Broderick, Esq.

If to Borrower, at the following address:

TPHGreenwich Owner LLC
520 Madison Ave, 30th Fl.
New York, New York 10022
Attention: [***]

TPHGreenwich Owner LLC

c/o Trinity Place Holdings Inc.

340 Madison Avenue

3rd Floor, Suite 3C

New York, New York 10173

Attention:Steven Kahn

With a copy to:

Dechert LLP
Cira Centre

2929 Arch Street
Philadelphia, PA 19104-2808

Attention: Matthew Ginsburg, Esq.

And:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention:James P. Godman, Esq.

(sss)Section 14.13 of the Original Loan Agreement is hereby amended by (i) adding the following at the end of the first sentence of such section: “; provided, however, that so long as no Event of Default has occurred and is continuing, Lender agrees that it shall not Transfer a direct or indirect interest in the Loan (which for certainty, shall not include the transfer of Securities pursuant to a Securitization) to any of the Persons identified on Exhibit D to the Third Amendment, or to any affiliates, successors and/or assigns of such Persons.” and (ii) replacing “Substantial Completion” with “Final Completion” in the 5th line from the end of such section.

(ttt)Section 16.2(b)(iv) of the Original Loan Agreement is hereby amended by replacing “Substantial Completion” with “Final Completion” in the third line thereof.

(uuu)Schedule B of the Original Loan Agreement is hereby deleted in its entirety and replaced with the list of Stored Materials attached to this Third Amendment as Exhibit F.

(vvv)Schedule C of the Original Loan Agreement is hereby deleted in its entirety and replaced with the list of Change Orders attached to this Third Amendment as Exhibit G.

(www)Exhibit B to the Original Loan Agreement is hereby deleted in its entirety and replaced with the Updated Approved Budget attached to this Third Amendment as Exhibit B.

(xxx)Exhibit E of the Original Loan Agreement is hereby amended by replacing the RE: line with the following:

“Master Loan Agreement (the “MLA”), Amended and Restated Building Loan Agreement (the “BLA”) and Project Loan Agreement (“PLA”), each dated as of October 22, 2021, and the Additional Project Loan Agreement, dated as of February 14, 2024 (the “Additional PLA”) (the MLA, BLA, PLA and the Additional PLA are collectively herein referred to as the “Agreement”) between MACQUARIE PF INC., a Delaware corporation (“Lender”) and TPHGREENWICH Owner LLC, a Delaware limited liability company (“Borrower”)”

(yyy)Exhibit E of the Original Loan Agreement is hereby amended by adding “Additional Project Loan” as a line item in clause (v) thereof.

(zzz)Exhibit F of the Original Loan Agreement is hereby amended by replacing the RE: line with the following:

“Master Loan Agreement (the “MLA”), Amended and Restated Building Loan Agreement (the “BLA”) and Project Loan Agreement (“PLA”), each dated as of October 22, 2021, and the Additional Project Loan Agreement, dated as of February 14, 2024 (the “Additional PLA”) (the MLA, BLA, PLA and the Additional PLA are collectively herein referred to as the “Agreement”) between Lender and Borrower

(aaaa)Exhibit L to the Original Loan Agreement is hereby deleted in its entirety and replaced with the Organizational Chart attached to this Third Amendment as Exhibit C.

(bbbb)Exhibit P of the Original Loan Agreement is hereby deleted in its entirety and replaced with the list of SCA Pre- and Post- Turnover Work and SCA Additional Construction Items attached to this Third Amendment as Exhibit H.

(cccc)Exhibit R of the Original Loan Agreement is hereby amended by adding “and (iv) that certain Additional Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixtures Filing given by Mortgagor, dated as of February 14, 2024 and recorded on February [__], 2024 in the Official Records as CRFN [_______]” after “CRFN [____]” in the twelfth line of the first whereas clause thereof.

4.Omnibus Modifications.  From and after the Third Amendment Effective Date, the Original Loan Agreement and each of the other Loan Documents shall be revised as follows:

(a)Loan Agreement References.  All references to the “Agreement” contained in the Original Loan Agreement or to the “Master Loan Agreement” or “Loan Agreement” contained in any of the other Loan Documents, shall mean the Original Loan Agreement, as amended by this Third Amendment, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

(b)Loan Document References.  All references to any Loan Document contained in the Original Loan Agreement or any of the other Loan Documents shall mean such Loan Document, in each case, as amended and ratified by this Third Amendment, and as each such Loan Document may be amended, restated, replaced, supplemented or otherwise modified from time to time.  All references to the “Loan Documents” contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan Documents, in each case, as amended or otherwise modified by this Third Amendment, and as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(c)Loan References.  All references to the Loan contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan, in each case, as amended and ratified by this Third Amendment.  All references to the “Loan” contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan, in each case, as amended or otherwise modified by this Third Amendment, and as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

5.No Further Modification.  Except as expressly set forth in this Third Amendment, (a) all of the terms and provisions of the Loan Documents shall remain unmodified and in full force and effect and (b) the execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of Lender, Borrower or Guarantors under the Loan Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

6.Consent to the Mezzanine Loan Amendment.   Pursuant to Section 10.1(b) of the Original Loan Agreement, Lender hereby consents to the execution and delivery of that certain Second Amendment to Amended and Restated Mezzanine Loan Agreement and Loan Documents, dated as of the Third Amendment Effective Date, by and among Mezzanine Lender, Mezzanine Borrower and Trinity Guarantor (the “Mezzanine Loan Amendment”).

7.Representations and Warranties.

(a)Borrower hereby represents and warrants to Lender as of the date hereof as follows:

(i)As of the date hereof, (i) the outstanding principal balance (after taking into account Borrower’s repayment of accrued and unpaid interest and PIK Interest pursuant to Section 1(f) hereof) of the Term Loan is $28,961,945.00, (2) the Building Loan is $63,845,821.84, (3) Project Loan is $0.00, and (4) Additional Project Loan is $2,850,000.00, and (ii) the remaining amount of unadvanced Loan Advances is $0.00 (representing the Additional Contingency Amount).

(ii)Borrower has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Third Amendment and any other document executed in connection herewith and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize, execute, deliver and perform its obligations under this Third Amendment.

(iii)This Third Amendment constitutes legal, valid and binding obligations of Borrower (as applicable) enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

(iv)No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Borrower of this Third Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by Borrower.

(v)Borrower does not have any defense, off-set, claim, counterclaim or cause of action of any kind or nature whatsoever against Lender with respect to the Loan or the Loan Documents to which Borrower is a party or any debt incurred by Borrower pursuant to the Loan Documents.

(vi)Except as set forth on Exhibit E, the representations and warranties made by Borrower in Article 8 of the Original Loan Agreement are true and correct in all material respects as if remade on the Third Amendment Effective Date, except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date, (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the conduct, acts, omissions, events or circumstances that did not result from a Potential Default or Event of Default by Borrower.

(vii)Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower, and all such formation documents remain in full force and effect and have not been amended or modified in any way since such documents were delivered to Lender on the Closing Date.

(b)Each Guarantor hereby represents and warrants to Lender as of the date hereof, solely as to itself, as follows:

(i)Such Guarantor has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Third Amendment and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize, execute, deliver and perform its obligations under this Third Amendment.

(ii)This Third Amendment constitutes legal, valid and binding obligations of such Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

(iii)No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by such Guarantor of this Third Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by such Guarantor.

(iv)Such Guarantor does not have any defense, off-set, claim, counterclaim or cause of action of any kind or nature whatsoever against Lender with respect to the Loan or the Loan Documents to which such Guarantor is a party.

(v)The representations and warranties made by Trinity Guarantor in the Recourse Guaranty Agreement and the Environmental Indemnification Agreement are true and correct in all material respects as if remade on the Third Amendment

Effective Date, except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date and (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the conduct, acts, omissions, events or circumstances that did not result from a Potential Default or Event of Default by Trinity Guarantor.

(vi)The representations and warranties made by [***] Guarantor in the Loan Documents executed by [***] Guarantor as of the Third Amendment Date are true and correct in all material respects, except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date and (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the conduct, acts, omissions, events or circumstances that did not result from a Potential Default or Event of Default by [***] Guarantor.

8.Reaffirmation of Recourse Guaranty and Environmental Indemnity; Termination of Existing Completion Guaranty and Carry Guaranty.

(a)Trinity Guarantor agrees and acknowledges that, as of the date hereof, the Recourse Guaranty Agreement and Environmental Indemnification Agreement are and shall remain in full force and effect and is enforceable against Trinity Guarantor upon the terms and conditions set forth therein solely with respect to matters arising prior to the execution and delivery of this Third Amendment, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.  Trinity Guarantor has had the opportunity to review this Third Amendment and is entering into this Third Amendment solely with respect to Sections 5, 7(b)(i)-(v), 8, 9, 10 and 11 with full knowledge of each of the foregoing.  Trinity Guarantor further reaffirms its obligations under the Recourse Guaranty Agreement and Environmental Indemnification Agreement solely with respect to matters arising prior to the execution and delivery of this Third Amendment are separate and distinct from Borrower’s obligations under the other Loan Documents. Notwithstanding anything to the contrary contained herein, a default by Trinity Guarantor under the Recourse Guaranty Agreement and/or the Environmental Indemnification Agreement shall not result in a Potential Default or an Event of Default under the Loan nor shall any default under the Recourse Guaranty and/or the Environmental Indemnification Agreement by Trinity Guarantor give rise to any right or remedy of Lender against Borrower or any Affilite thereof (other than Trinity Guarantor).

(b)Trinity Guarantor and Lender hereby acknowledge and agree that the Completion Guaranty and the Interest and Carry Guaranty are hereby terminated in their entirety as of the date hereof.

9.Ratification.  The Original Loan Agreement and the other Loan Documents, as modified by this Third Amendment, are hereby ratified and confirmed and shall continue in full force and effect.

10.Waiver and Release of Lender.

(a)Effective on the execution of this Third Amendment, Borrower and Guarantors, on their own behalf and on behalf of each of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to Borrower and Guarantors and each of the other foregoing entities and individuals, each of their respective predecessors, successors, assigns, and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with Borrower or Guarantors (collectively, the “Borrower Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit Lender and its respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to each of the foregoing entities and individuals, each of their respective predecessors, successors, assigns, participants and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (collectively, the “Lender Party Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising, directly or indirectly, in any manner from and/or out of (i) the Loan, the Loan Documents and/or the Premises, (ii) Lender’s acts, statements, conduct, representations and omissions made in connection therewith, including, without limitation, the disbursement of funds or any election of Lender to refrain from any such disbursements, and the negotiation of this Third Amendment, and (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, whether now existing or hereafter arising, which could, might or may be claimed to exist, whether liquidated or unliquidated, each though fully set forth herein at length; provided, however, that the foregoing release, relinquishment, discharge and acquittal shall not apply to any future breach of any of the obligations, covenants or agreements of any of the Lender Party Releasees that are expressly set forth in this Third Amendment or to any other matters first arising after the Third Amendment Effective Date.

(b)With respect to the claims released pursuant to Section 9(a) hereof, Borrower Party Releasors hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases.  In this connection, Borrower Party Releasors hereby agree, represent and warrant to Lender that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower

Party Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that, to the extent set forth in Section 9(a) hereof, Borrower Party Releasors nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan and all dealings in connection therewith.

(c)Borrower Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by Lender or any Affiliate of Lender in making the foregoing release.

(d)Borrower Party Releasors represent and warrant to Lender that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower Party Releasor agrees to indemnify, protect, defend and hold each of the Lender Party Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

11.Release of Trinity Guarantor. Effective on the execution of this Third Amendment, Lender, on its own behalf and on behalf of its past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to Lender and each of the other foregoing entities and individuals, each of their respective predecessors, successors, assigns, and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with Lender (collectively, the “Lender Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit Trinity Guarantor of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising, directly or indirectly, in any manner from and/or out of (i) the Recourse Guaranty Agreement (other than obligations thereunder that arose prior to the Third Amendment Effective Date) and the Environmental Indemnification Agreement (other than obligations thereunder that arose prior to the Third Amendment Effective Date) and (ii) the Completion Guaranty and the Interest and Carry Guaranty.  Notwithstanding anything to the contrary contained herein, the releases given by Lender Party Releasors shall not, in any circumstances, release, relieve or waive any and all obligations of Trinity Guarantor from the obligations and liabilities arising prior to the Third Amendment Effective Date under the Recourse Guaranty Agreement and Environmental Indemnification Agreement.

12.No Defaults; Waiver of Defaults and Default Interest. As of the Third Amendment Effective Date, Lender acknowledges and agrees there is no existing Event of

Default or Potential Event of Default by Borrower or Guarantor under the Loan Documents.  Lender hereby agrees that it has waived all interest which accrued at the Default Rate after November 15, 2023 through and including the Third Amendment Effective Date.  Lender hereby acknowledges and agrees that the Forbearance Period (as defined in the Forbearance Agreement) was extended by Lender from January 31, 2024 to February 14, 2024.

13.Counterparts.  This Third Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

14.Exculpation.  Section 13.1 of the Original Loan Agreement is hereby incorporated in this Third Amendment by reference.

15.Incorporation by Reference.  To the extent that any provisions or defined terms contained in any other Loan Document are used herein or incorporated herein by reference, and such other Loan Document is terminated or otherwise satisfied prior to the termination of this Agreement, then, for the avoidance of doubt, such provisions and/or defined terms shall survive until the payment in full of all of the Obligations under each Loan Document without regard to the fact that the Loan Document originally containing the same has been otherwise terminated or satisfied.

16.Miscellaneous.  The headings used in this Third Amendment are for convenience only and shall be disregarded in interpreting the substantive provisions of this Third Amendment.  Time is of the essence of each term of the Loan Documents, including this Third Amendment. If any provision of this Third Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Third Amendment and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.  The Loan Documents (as modified by this Third Amendment), including this Third Amendment, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral.  The Loan Documents (as modified by this Third Amendment) shall not be modified except by written instrument executed by all parties. Any future reference to the Loan Documents shall include any amendments, renewals or extensions now or hereafter approved by Lender in writing.

17.GOVERNING LAW.  Section 14.19 of the Original Loan Agreement is hereby incorporated in this Third Amendment by reference.

18.TRIAL BY JURY.  Section 14.18 of the Original Loan is hereby incorporated in this Third Amendment by reference.

[SIGNATURE PAGE FOLLOWS]

BORROWER:

TPHGREENWICH OWNER LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
	Name:	Steven Kahn
	Title:	Chief Financial Officer

[Additional signatures appear on the following page]

LENDER AND ADMINISTRATIVE AGENT:

MPF GREENWICH LENDER LLC, a Delaware limited liability company

By:	/s/ Jackie Hamilton
	Name:	Jackie Hamilton
	Title:	Authorized Signatory

By:	/s/ Courtney Mitchell
	Name:	Courtney Mitchell
	Title:	Authorized Signatory

The undersigned acknowledges this Third Amendment as of the date first written above solely with respect to the provisions of Sections 5, 7(b)(i)-(v), 8, 9, 10 and 11 of this Third Amendment.

TRINITY GUARANTOR:

TRINITY PLACE HOLDINGS INC., a Delaware corporation

By:	/s/ Steven Kahn
	Name:	Steven Kahn
	Title:	Chief Financial Officer

The undersigned consent to this Third Amendment and acknowledge this Third Amendment as of the date first written above solely with respect to the provisions of Sections 4, 5, 7(b)(i)-(iv) and (vi), 8, 9 and 10 of this Third Amendment.

[****] GUARANTORS:

[****]

MEZZANINE LENDER CONSENT

By its execution below, Mezzanine Lender hereby consents to the Third Amendment to Master Loan Agreement and Loan Documents.

TPHS LENDER II LLC,
a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name:	Joshua D. Morris
Title:	Manager